                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-82392, Form S-8, No. 333-53639, Form S-8, No. 333-93907, Form
S-3, No. 333-86782, and Form S-3, No. 333-109157) of The Town and Country Trust and in the related Prospectuses of our report dated August 8, 2003, with respect to the Statement of Certain Revenues and Certain Operating Expenses of the Windsor at Lionsgate included in this current report on Form 8-K/A dated September 29, 2003 of The Town and Country Trust.


                                       /s/ Ernst & Young LLP


Baltimore, Maryland
November 7, 2003



                                       14